Plexus Announces Fiscal Fourth Quarter and Fiscal Year 2024 Financial Results
NEENAH, WI – October 23, 2024 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal fourth quarter and fiscal year ended September 28, 2024, and guidance for our fiscal first quarter 2025 ending December 28, 2024.
•Reports fiscal fourth quarter 2024 revenue of $1.05 billion, GAAP operating margin of 5.1% and GAAP diluted EPS of $1.48.
•Reports fiscal 2024 revenue of $3.96 billion, GAAP operating margin of 4.2% and GAAP diluted EPS of $4.01.
•Reports fiscal fourth quarter 2024 non-GAAP operating margin of 6.2% and non-GAAP diluted EPS of $1.85, excluding $0.37 of stock-based compensation expense, net of tax.
•Reports fiscal 2024 non-GAAP operating margin of 5.5% and non-GAAP diluted EPS of $5.72, excluding $1.06 of stock-based compensation expense and $0.65 of restructuring and other charges, net of tax.
•Initiates fiscal first quarter 2025 revenue guidance of $960 million to $1.00 billion with GAAP diluted EPS of $1.25 to $1.40, including $0.19 of stock-based compensation expense. Fiscal first quarter non-GAAP EPS guidance of $1.52 to $1.67 excludes stock-based compensation expense and restructuring charges.

	Three Months Ended
	Sep 28, 2024	Sep 28, 2024	Dec 28, 2024
	Q4F24 Results	Q4F24 Guidance	Q1F25 Guidance
Summary GAAP Items
Revenue (in millions)	$1,051	$990 to $1,030	$960 to $1,000
Operating margin	5.1%	4.6% to 5.0%	4.9% to 5.3%
Diluted EPS	$1.48	$1.14 to $1.29	$1.25 to $1.40

Summary Non-GAAP Items (1)
Adjusted operating margin (2)	6.2%	5.6% to 6.0%	5.7% to 6.1%
Adjusted EPS (3)	$1.85	$1.50 to $1.65	$1.52 to $1.67
Return on invested capital (ROIC)	11.8%
Economic return	3.6%

(1)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for additional information regarding non-GAAP financial measures.
(2)	Excludes stock-based compensation expense of approximately 110 bps for Q4F24 results, 100 bps for Q4F24 guidance, and 50 bps for Q1F25 guidance. Q1F25 guidance excludes restructuring charges of approximately 30 bps.
(3)
Excludes stock-based compensation expense, net of tax, of $0.37 for Q4F24 results, $0.36 for Q4F24 guidance and $0.19 for Q1F25 guidance. Q1F25 guidance excludes restructuring charges of approximately $0.08.

Fiscal Fourth Quarter 2024 Information
•Won 26 manufacturing programs representing $230 million in annualized revenue when fully ramped into production.
•Generated record quarterly free cash flow of $194 million.
•Purchased $19.5 million of our shares at an average price of $117.91 per share, completing the 2024 Share Repurchase Program. The 2025 Share Repurchase Program was approved by Plexus' Board of Directors in August 2024 for an additional $50.0 million.

Fiscal Year 2024 Information
•Generated record free cash flow of $341 million.
•Produced ROIC of 11.8%, representing an economic return of 360 basis points above our weighted average cost of capital of 8.2%.
•Purchased $55.7 million of our shares at an average price of $103.81 per share.

Todd Kelsey, President and Chief Executive Officer, commented, "Our team's focus throughout the fiscal year on delivering customer service excellence while driving expanded operational performance resulted in exceptional fiscal fourth quarter financial results and, we believe, positions us well for fiscal 2025. Fiscal fourth quarter revenue of $1.05 billion, non-GAAP operating margin of 6.2% and non-GAAP EPS of $1.85 all exceeded guidance, while quarterly free cash flow of $194 million was a record and substantially exceeded our projections."

Mr. Kelsey continued, "During fiscal 2024, we continued to create value for our shareholders, our team members, our customers and our communities by advancing our sustainable and responsible business practices. Our team made meaningful progress in reducing our global waste-to-landfill and Scope 1 and 2 emissions, donated more than $1 million through our Plexus Community Foundation and contributed more than 20,000 paid volunteer hours to our local communities. In addition, Plexus was named one of the Top 100 U.S. Internship Programs for 2024 by Yello and Business Friend of the Environment by Wisconsin Manufacturers and Commerce in recognition of our dedication to environmental stewardship, our sustainable business practices and our vision to help create the products that build a better world."

Pat Jermain, Executive Vice President and Chief Financial Officer, commented, "Fiscal fourth quarter cash cycle of 64 days was favorable to our expectations and sequentially lower by 19 days as we benefited from increased revenue and continued progress on our working capital initiatives. This level of cash cycle was the best result we delivered in the past four years."

Mr. Jermain continued, "For fiscal 2024, we generated record free cash flow of $341 million, representing more than double our previous record performance and three times our fiscal 2024 net income. With the exceptional free cash flow, we continued to execute our share repurchase programs and reduce our borrowing, ending the year in a net cash position. Cash of approximately $347 million was sequentially higher by $78 million, while borrowing under our revolving credit facility was sequentially lower by $100 million. Finally, while we expect increased investments to support future growth, we anticipate delivering robust fiscal 2025 free cash flow of $50 million to $100 million and deploying excess cash to create additional shareholder value."

Mr. Kelsey added, "We are guiding fiscal first quarter revenue of $960 million to $1.00 billion, non-GAAP operating margin of 5.7% to 6.1% and non-GAAP EPS of $1.52 to $1.67. Although revenue is impacted by the better than anticipated fiscal fourth quarter results, we expect to maintain our strong operating margin performance of recent quarters. We anticipate a return to sequential revenue growth with our fiscal second quarter."

Mr. Kelsey concluded, "We are positioned to continue to create substantial shareholder value in fiscal 2025. We anticipate meaningful fiscal 2025 EPS growth to result from continued robust Aerospace/Defense market sector demand, modest revenue growth in the Healthcare/Life Sciences and Industrial market sectors associated with new program ramps and market share gains, ongoing solid operating margin performance and reduced debt."

Quarterly & Annual Comparison	Three Months Ended			Twelve Months Ended
(in thousands, except EPS)	Sep 28, 2024	Jun 29, 2024	Sep 30, 2023	Sep 28, 2024	Sep 30, 2023
Revenue	$1,050,569	$960,751	$1,023,947	$3,960,827	$4,210,305
Gross profit	107,912	94,415	96,716	378,530	394,554
Operating income	53,858	39,246	53,333	167,732	195,820
Net income	41,221	25,140	40,261	111,815	139,094
Diluted EPS	$1.48	$0.91	$1.44	$4.01	$4.95

Gross margin	10.3%	9.8%	9.4%	9.6%	9.4%
Operating margin	5.1%	4.1%	5.2%	4.2%	4.7%

ROIC (1)	11.8%	10.4%	13.4%	11.8%	13.4%
Economic return (1)	3.6%	2.2%	4.4%	3.6%	4.4%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 52% of revenue during the fourth quarter of fiscal 2024. This is up 4 percentage points from the third quarter of fiscal 2024 and the fourth quarter of fiscal 2023. For fiscal 2024, top 10 customers comprised 48% of revenue, down 2 percentage points from fiscal 2023.

Business Segments ($ in millions)	Three Months Ended			Twelve Months Ended
	Sep 28, 2024	Jun 29, 2024	Sep 30, 2023	Sep 28, 2024	Sep 30, 2023
Americas	$335	$332	$389	$1,323	$1,558
Asia-Pacific	618	522	557	2,213	2,358
Europe, Middle East and Africa	128	137	108	542	403
Elimination of inter-segment sales	(30)	(30)	(30)	(117)	(109)
Total Revenue	$1,051	$961	$1,024	$3,961	$4,210

Market Sectors ($ in millions)	Three Months Ended						Twelve Months Ended
	Sep 28, 2024		Jun 29, 2024		Sep 30, 2023		Sep 28, 2024		Sep 30, 2023
Aerospace/Defense	$184	18%	$178	18%	$158	15%	$698	19%	$579	14%
Healthcare/Life Sciences	415	39%	380	40%	449	44%	1,555	38%	1,875	44%
Industrial	452	43%	403	42%	417	41%	1,708	43%	1,756	42%
Total Revenue	$1,051		$961		$1,024		$3,961		$4,210

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for fiscal year 2024 was 11.8%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a five-quarter period for the fiscal year. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2024 was 8.2%. ROIC for fiscal year 2024 less Plexus’ weighted average cost of capital resulted in an economic return of 3.6%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended September 28, 2024, cash flows provided by operations was $220.1 million, less capital expenditures of $26.3 million, resulting in free cash flow of $193.8 million. For the fiscal year ended September 28, 2024, cash flows provided by operations was $436.5 million, less capital expenditures of $95.2 million, resulting in free cash flow of $341.3 million.

Cash Cycle Days	Three Months Ended
	Sep 28, 2024	Jun 29, 2024	Sep 30, 2023
Days in Accounts Receivable	54	61	59
Days in Contract Assets	10	11	13
Days in Inventory	127	151	154
Days in Accounts Payable	(59)	(62)	(64)
Days in Advanced Payments	(68)	(78)	(75)
Annualized Cash Cycle (1)	64	83	87

(1)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2024 Q4 Earnings Conference Call and Webcast
When:	Thursday, October 24, 2024 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Webcast link:
https://events.q4inc.com/attendee/470217358

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 20,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and regulatory matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2023 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Sep 28,	Sep 30,	Sep 28,	Sep 30,
	2024	2023	2024	2023
Net sales	$1,050,569	$1,023,947	$3,960,827	$4,210,305
Cost of sales	942,657	927,231	3,582,297	3,815,751
Gross profit	107,912	96,716	378,530	394,554
Operating expenses:
Selling and administrative expenses	54,054	43,383	190,541	175,640
Restructuring and other charges, net	—	—	20,257	23,094
Operating income	53,858	53,333	167,732	195,820
Other income (expense):
Interest expense	(5,577)	(8,130)	(28,876)	(31,542)
Interest income	1,220	847	3,860	3,138
Miscellaneous, net	(4,087)	347	(13,184)	(6,403)
Income before income taxes	45,414	46,397	129,532	161,013
Income tax expense	4,193	6,136	17,717	21,919
Net income	$41,221	$40,261	$111,815	$139,094
Earnings per share:
Basic	$1.52	$1.47	$4.08	$5.04
Diluted	$1.48	$1.44	$4.01	$4.95
Weighted average shares outstanding:
Basic	27,203	27,475	27,397	27,582
Diluted	27,783	27,972	27,909	28,114

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Sep 28,	Sep 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$345,109	$256,233
Restricted cash	2,353	421
Accounts receivable	622,366	661,542
Contract assets	120,560	142,297
Inventories	1,311,434	1,562,037
Prepaid expenses and other	75,328	49,693
Total current assets	2,477,150	2,672,223
Property, plant and equipment, net	501,112	492,036
Operating lease right-of-use assets	74,360	69,363
Deferred income taxes	73,919	62,590
Other assets	27,280	24,960
Total non-current assets	676,671	648,949
Total assets	$3,153,821	$3,321,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$157,325	$240,205
Accounts payable	606,378	646,610
Advanced payments from customers	709,152	760,351
Accrued salaries and wages	94,448	94,099
Other accrued liabilities	75,991	71,402
Total current liabilities	1,643,294	1,812,667
Long-term debt and finance lease obligations, net of current portion	89,993	190,853
Accrued income taxes payable	17,198	31,382
Long-term operating lease liabilities	32,275	38,552
Deferred income taxes	8,234	4,350
Other liabilities	38,002	28,986
Total non-current liabilities	185,702	294,123
Total liabilities	1,828,996	2,106,790
Shareholders’ equity:
Common stock	545	543
Additional paid-in-capital	680,638	661,270
Common stock held in treasury	(1,190,115)	(1,134,429)
Retained earnings	1,823,143	1,711,328
Accumulated other comprehensive income (loss)	10,614	(24,330)
Total shareholders’ equity	1,324,825	1,214,382
Total liabilities and shareholders’ equity	$3,153,821	$3,321,172

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Sep 28,	Jun 29,	Sep 30,	Sep 28,	Sep 30,
	2024	2024	2023	2024	2023
Operating income, as reported	$53,858	$39,246	$53,333	$167,732	$195,820
Operating margin, as reported	5.1%	4.1%	5.2%	4.2%	4.7%

Non-GAAP adjustments:
Restructuring costs (1)	—	9,219	—	22,507	8,865
Other non-recurring (income) charges (2)	—	—	—	(2,250)	14,229
Stock-based compensation (3)	10,849	7,205	5,824	30,485	21,379
Non-GAAP operating income	$64,707	$55,670	$59,157	$218,474	$240,293
Non-GAAP operating margin	6.2%	5.8%	5.8%	5.5%	5.7%

Net income, as reported	$41,221	$25,140	$40,261	$111,815	$139,094

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	—	8,251	—	20,144	7,920
Other non-recurring charges, net of tax (2)	—	—	—	(2,014)	13,346
Stock-based compensation, net of tax (3)	10,306	6,845	5,824	29,582	21,379
Adjusted net income	$51,527	$40,236	$46,085	$159,527	$181,739

Diluted earnings per share, as reported	$1.48	$0.91	$1.44	$4.01	$4.95

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	—	0.30	—	0.72	0.28
Other non-recurring charges, net of tax (2)	—	—	—	(0.07)	0.47
Stock-based compensation, net of tax (3)	0.37	0.24	0.21	1.06	0.76
Adjusted diluted earnings per share	$1.85	$1.45	$1.65	$5.72	$6.46

(1)
During the three months ended June 29, 2024, restructuring and impairment charges of $9.2 million, or $8.3 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as closure costs associated with a site in the Company's AMER region.

During the twelve months ended September 28, 2024, restructuring costs of $22.5 million, or $20.1 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as closure costs associated with a site in the Company's EMEA region and with a site in the Company's AMER region.

During the twelve months ended September 30, 2023, restructuring costs of $8.9 million, or $7.9 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as a lease agreement termination.

(2)	During the twelve months ended September 28, 2024, insurance proceeds of $2.3 million, or $2.0 million net of taxes, were received related to an arbitration decision associated with a contractual matter that occurred in the Company's EMEA region in fiscal 2023.

During the twelve months ended September 30, 2023, a one-time, non-recurring charge of $14.2 million, or $13.3 million net of taxes, was incurred for an arbitration decision regarding a contractual matter in the Company's EMEA region.

(3)	During fiscal 2024, Plexus began excluding total stock-based compensation expense from adjusted operating margin and adjusted EPS to provide meaningful comparisons to investors as most of our peer companies exclude such charges. These amounts include the accelerated stock-based compensation expense noted on Table 2.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Twelve Months Ended		Nine Months Ended		Twelve Months Ended
	Sep 28,		Jun 29,		Sep 30,
	2024		2024		2023
Operating income, as reported		$167,732		$113,874		$195,820
Restructuring and other charges		20,257		20,257		23,094
Accelerated stock-based compensation (1)	+	5,063	+	892	+	—
Adjusted operating income		$193,052		$135,023		$218,914
			÷	3
				$45,008
			x	4
Adjusted annualized operating income		$193,052		$180,032		$218,914
Adjusted effective tax rate	x	13%	x	16%	x	13%
Tax impact		25,097		28,805		28,459
Adjusted operating income (tax-effected)		$167,955		$151,227		$190,455

Average invested capital	÷	$1,418,698	÷	$1,454,871	÷	$1,425,626
ROIC		11.8%		10.4%		13.4%
Weighted average cost of capital	-	8.2%	-	8.2%	-	9.0%
Economic return		3.6%		2.2%		4.4%

Average Invested Capital Calculations	Sep 28,	Jun 29,	Mar 30,	Dec 30,	Sep 30,
	2024	2024	2024	2023	2023
Equity	$1,324,825	$1,266,360	$1,259,762	$1,266,755	$1,214,382
Plus:
Debt and finance lease obligations - current	157,325	258,175	245,964	251,119	240,205
Operating lease obligations - current (2)	14,697	7,990	8,281	9,172	8,363
Debt and finance lease obligations - long-term	89,993	90,715	192,025	192,118	190,853
Operating lease obligations - long-term	32,275	31,923	33,915	35,989	38,552
Less: Cash and cash equivalents	(345,109)	(269,868)	(265,053)	(231,982)	(256,233)
	$1,274,006	$1,385,295	$1,474,894	$1,523,171	$1,436,122

Average Invested Capital Calculations	Jul 1,	Apr 1,	Dec 31,	Oct 1,
	2023	2023	2022	2022
Equity	$1,184,362	$1,182,382	$1,150,259	$1,095,731
Plus:
Debt and finance lease obligations - current	304,781	294,011	329,076	273,971
Operating lease obligations - current (2)	8,772	8,358	8,878	7,948
Debt and finance lease obligations - long-term	187,468	188,730	187,272	187,776
Operating lease obligations - long-term	40,515	31,257	32,149	33,628
Less: Cash and cash equivalents	(252,965)	(269,664)	(247,880)	(274,805)
	$1,472,933	$1,435,074	$1,459,754	$1,324,249

(1)	During the nine months ended June 29, 2024 and the twelve months ended September 28, 2024, $0.9 million and $5.1 million, respectively, of accelerated stock-based compensation expense was recorded in selling and administrative expense in the accompanying Consolidated Statements of Operations as a result of executive retirement agreements.
(2)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.